Exhibit 99.1

For Immediate Release

Contact: Robert J. Habig

650.610.2900

ir@avistar.com

AVISTAR COMMUNICATIONS REPORTS FINANCIAL RESULTS
FOR THE THIRD QUARTER OF 2005

REDWOOD SHORES, Calif. – October 20, 2005 – Avistar Communications Corporation (NASDAQ: AVSR), a provider of enterprise video communication solutions, today announced financial results for the three and nine months ended September 30, 2005.

Revenue for the three months ended September 30, 2005 was $2.9 million, compared to revenue of $2.4 million for the three months ended June 30, 2005 and $1.5 million for the three months ended September 30, 2004.  For the three months ended September 30, 2005, gross margin was 60% compared to 65% for the three months ended June 30, 2005 and 42% for the three months ended September 30, 2004.

Avistar reported a net loss of $1.4 million, or $0.04 per basic and diluted share, for the three months ended September 30, 2005.  Avistar reported a net loss of $1.3 million, or $0.04 per basic and diluted share, for the three months ended June 30, 2005 and $2.3 million, or $0.07 per basic and diluted share, for the three months ended September 30, 2004.

Revenue for the nine months ended September 30, 2005 was $8.3 million, as compared to $4.6 million for the nine months ended September 30, 2004.  Avistar reported a net loss of $3.1 million, or $.09 per basic and diluted share, for the nine months ended September 30, 2005.  For the nine months ended September 30, 2004, Avistar reported a net loss of $6.6 million, or $0.20 per basic and diluted share.

As of September 30, 2005, Avistar had cash, cash equivalents and short and long-term marketable securities totaling $15.6 million, and no debt.

“Our third quarter revenue result represents a sequential improvement, with a loss at about the same level as we experienced in the second quarter,” stated Gerald J. Burnett, chairman and chief executive officer of Avistar. “We continue to build our organizational capabilities and proceed with our partnering efforts, and believe that we are making a great deal of progress in our mission of bringing video collaboration to the enterprise.”

“Our year-to-date revenue result reflects diversification, with software licensing, hardware sales, professional services, customer-funded development and intellectual property licensing all contributing to the total,” said Robert J. Habig, chief financial officer of Avistar.  “We continue to recruit talented staff, preparing for anticipated growth.  At the same time, we continue to engage in licensing discussions around our intellectual property while defending our rights when necessary, as we are doing with our infringement claim against Tandberg ASA and Tandberg Inc. This case is progressing through the U.S. District Court for the Northern District of California, with the “Markman” hearing, a key procedural milestone in the litigation process, scheduled for April 4, 2006.”

About Avistar Communications Corporation

Avistar Communications Corporation develops, markets, and supports a video collaboration platform for the enterprise, all powered by the AvistarVOS™ software. From the desktop, Avistar delivers TV-quality video calling, recording, publishing to web and emails, video-on-demand, broadcast origination and distribution, and document sharing.  Avistar video-enables business processes by integrating visual communications into the daily workflow and connecting communities of users within and across enterprises. Founded in 1993, Avistar is headquartered in Redwood Shores, California, with sales offices in New York and London. Avistar’s technology is used in more than 35 countries.

Collaboration Properties, Inc. (CPI), a wholly owned subsidiary of Avistar, holds a current portfolio of 68 patents for inventions in the primary areas of video and network technology. CPI pursues patents for presence-based interactions, desktop video, recorded and live media at the desktop, multimedia documents, data sharing, and a rich-service network video architecture to support Avistar’s product suite and customers. CPI offers licenses to its patent portfolio and Avistar’s video-enabling technologies to companies in the video conferencing, rich-media services, public networking, and related industries.

For more information, visit www.avistar.com.

Forward Looking Statements

Statements made in this news release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the potential for additional technology licensing revenue, the costs and potential benefits of our intellectual property litigation with Tandberg, and the success of our intellectual property licensing and defense strategy in general, as well as the market acceptance of our products and technology. As a result of these and other factors, Avistar expects to experience significant fluctuations in revenue and operating results, and there can be no assurance that Avistar will become or remain profitable in the future, or that its future results will meet expectations. These and other risk factors are discussed in Avistar’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission from time to time. Avistar disclaims any intent or obligation to update these forward-looking statements.

~ financial statements follow ~

Copyright © 2005 Avistar Communications Corporation. All rights reserved. Avistar, AvistarVOS, and the Avistar logo are trademarks or registered trademarks of Avistar Communications Corporation.

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
for the three and nine months ended September 30, 2005 and 2004
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Revenue:
Product	$842	$713	$2,504	$2,189
Licensing	1,057	—	3,171	—
Services, maintenance and support	992	799	2,598	2,403
Total revenue	2,891	1,512	8,273	4,592
Cost of revenue:
Product	531	344	1,299	1,000
Services, maintenance and support	616	526	1,588	1,469
Total cost of revenue	1,147	870	2,887	2,469
Gross profit	1,744	642	5,386	2,123
Operating Expenses:
Research and development	905	552	2,252	1,808
Sales and marketing	782	597	2,299	1,874
General and administrative	1,621	1,776	4,256	5,075
Total operating expenses	3,308	2,925	8,807	8,757
Loss from operations	(1,564)	(2,283)	(3,421)	(6,634)
Other income (expense):
Interest income	144	12	365	41
Other income (expense), net	(5)	(18)	(16)	(17)
Total other income (expense), net	139	(6)	349	24
Net loss	$(1,425)	$(2,289)	$(3,072)	$(6,610)

Net loss per share - basic and diluted	$(0.04)	$(0.07)	$(0.09)	$(0.20)
Weighted average shares used in calculating basic and diluted net loss per share	33,687	33,335	33,554	32,358

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
as of September 30, 2005 and December 31, 2004
(in thousands, except share and per share data)

	September 30,	December 31,
	2005	2004
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$13,273	$21,656
Marketable securities	1,797	—
Total cash, cash equivalents and marketable securities	15,070	21,656
Accounts receivable, net of allowance for doubtful accounts of $87 and $22 at September 30, 2005 and December 31, 2004, respectively	982	886
Inventories, including inventory shipped to customers’ sites, not yet installed of $24 and $34 at September 30, 2005 and December 31, 2004, respectively	735	737
Prepaid expenses and other current assets	461	454
Total current assets	17,248	23,733
Long-term marketable securities	566	—
Property and equipment, net	346	192
Other assets	287	286
Total assets	$18,447	$24,211

Liabilities and Stockholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$612	$1,105
Deferred license revenue	4,264	4,226
Deferred services revenue and customer deposits	1,131	748
Accrued liabilities and other	1,392	1,287
Total current liabilities	7,399	7,366
Long-term liabilities:
Long-term deferred license revenue	13,161	16,331
Total liabilities	20,560	23,697
Stockholders’ equity (deficit):
Common stock, $0.001 par value; 250,000,000 shares authorized at September 30, 2005 and December 31, 2004; 34,903,917 and 34,542,334 shares issued at September 30, 2005 and December 31, 2004, respectively	35	35
Less: treasury common stock, 1,181,625 at September 30, 2005 and December 31, 2004, at cost	(53)	(53)
Additional paid-in-capital	90,450	90,005
Accumulated deficit	(92,545)	(89,473)
Total stockholders’ equity (deficit)	(2,113)	514
Total liabilities and stockholders’ equity (deficit)	$18,447	$24,211

AVISTAR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
for the nine months ended September 30, 2005 and 2004
(in thousands)

	Nine Months Ended
	September 30,	September 30,
	2005	2004
	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(3,072)	$(6,610)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	139	208
Compensation on options issued to consultants	69	18
Provision for doubtful accounts	65	44
Changes in assets and liabilities:
Accounts receivable	(161)	60
Inventories	2	255
Prepaid expenses and other current assets	(7)	175
Other assets	(1)	—
Accounts payable	(493)	(113)
Deferred license revenue	(3,132)	—
Deferred services revenue and customer deposits	383	543
Accrued liabilities and other	105	434
Net cash used in operating activities	(6,103)	(4,986)

Cash Flows from Investing Activities:
Purchase of short-term marketable securities	(1,797)	—
Purchase of long-term marketable securities	(566)	—
Purchase of property and equipment	(293)	(144)
Net cash used in investing activities	(2,656)	(144)

Cash Flows from Financing Activities:
Proceeds from issuance of common stock	376	3,707
Proceeds from draw on line of credit	—	750
Repurchases of common stock	—	(2)
Net cash provided by financing activities	376	4,455
Net decrease in cash and cash equivalents	(8,383)	(675)
Cash and cash equivalents, beginning of year	21,656	5,438
Cash and cash equivalents, end of period	$13,273	$4,763

Supplemental Cash Flow Information:
Cash paid for income taxes	$315	$46